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Exhibit 10.2

SECOND AMENDING AGREEMENT

        THIS AGREEMENT is made as of November 6th, 2006,

B E T W E E N:

MAGNA ENTERTAINMENT CORP.

as Borrower (the "Borrower")

— and —

THE GUARANTORS SET FORTH

ON THE SIGNATURE PAGES HEREOF

as Guarantors (collectively, the "Guarantors")

— and —

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Lender (the "Lender")

— and —

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Agent (the "Agent")

RECITALS:

A.
The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the "Loan Agreement") dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger, as amended by a first amending agreement dated July 26th, 2006;

B.
The Borrower, the Lender and the Agent have agreed to further amend the Loan Agreement by extending the Maturity Date on the terms and conditions set out herein; and

C.
The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

        NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.     Interpretation

        Capitalized terms not defined in this Second Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.     Loan Agreement Amendment

        The parties hereto agree to amend the Loan Agreement by deleting the reference to "November 6, 2006" in Section 1.1.120 and replacing it with a reference to "November 28, 2006" such that November 28, 2006 will be the "Termination Date" for the purposes of the Loan Agreement.

3.     Conditions Precedent to Loan Agreement Amendments

        The obligation of the Lender to agree to the amendment herein is subject to fulfillment of the following conditions precedent on the date hereof:

  (a)
  the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

  (b)
  no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

  (c)
  no Material Adverse Change since August 1st, 2006 shall have occurred;

  (d)
  payment in full of all reasonable invoiced fees, including for greater certainty, a Renewal Fee of 0.375% of the Aggregate Commitment and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

  (e)
  such other documentation or information as the Lender shall have reasonably requested.

4.     Loan Agreement

        Save as expressly amended by this Second Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Second Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

5.     Guarantee and Security

        Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and (ii) each of the other Loan Documents executed by it shall remain in full force and effect. In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect. The Lender acknowledges that, concurrent with any Future Advance, MID Islandi sf will be granted a second ranking charge on the shares of AmTote on terms and conditions substantially similar to the New Security.

6.     Counterparts

        This Second Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF this Second Amending Agreement has been executed by the parties hereto as of the date first written above.

MAGNA ENTERTAINMENT CORP., as Borrower
By:	/s/ Blake S. Tohana Name: Blake S. Tohana Title: Executive Vice-President and CFO
By:	/s/ William G. Ford Name: William G. Ford Title: Secretary

BAY MEADOWS OPERATING COMPANY LLC, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Blake S. Tohana Name: Blake S. Tohana Title: Executive Vice-President and CFO
By:	/s/ William G. Ford Name: William G. Ford Title: Secretary

PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Blake S. Tohana Name: Blake S. Tohana Title: Executive Vice-President and CFO
By:	/s/ William G. Ford Name: William G. Ford Title: Secretary

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Blake S. Tohana Name: Blake S. Tohana Title: Executive Vice-President and CFO
By:	/s/ William G. Ford Name: William G. Ford Title: Secretary

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Blake S. Tohana Name: Blake S. Tohana Title: Executive Vice-President and CFO
By:	/s/ William G. Ford Name: William G. Ford Title: Secretary

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Blake S. Tohana Name: Blake S. Tohana Title: Executive Vice-President and CFO
By:	/s/ William G. Ford Name: William G. Ford Title: Secretary

BANK OF MONTREAL, acting through its Chicago lending office, as Lender
By:	/s/ Signed Name: Title:

BANK OF MONTREAL, acting through its Chicago lending office, as Agent
By:	/s/ Signed Name: Title:

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SECOND AMENDING AGREEMENT